EXHIBIT 23(a)

                        CONSENT OF DELOITTE & TOUCHE LLP

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Xcelera Inc. on Form S-8 of our report dated July 24, 2002, appearing in the Annual Report on Form 20-F of Xcelera Inc. for the year ended January 31, 2002.

DELOITTE & TOUCHE LLP

Stamford, Connecticut
December 4, 2002